EXHIBIT 10.26

                                FIRST AMENDMENT
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS FIRST AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 17th day of February, 1998 between Big Entertainment, Inc. (the "Company") and Auric Partners Limited (the "Purchaser").

                                R E C I T A L S:

         1. The Company and the Purchaser are parties to a Preferred Stock Purchase Agreement dated December 20, 1996 (the "Purchase Agreement"), pursuant to which the Purchaser acquired 20,000 shares of the Company's 4% $100 Convertible Series C Preferred Stock (the "Preferred Stock");

         2. The parties desire to set forth their agreements as to certain modifications to the terms of the Purchase Agreement and the Preferred Stock, all as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

         1. ADJUSTMENT TO CONVERSION PRICE.

                  (a) The Conversion Price of the Preferred Stock shall be reduced to $5.06 per share. The parties hereby agree and acknowledge that the foregoing reduction in the Conversion Price shall be in complete satisfaction of any and all adjustments to the Conversion Price that may have occurred prior to the date of this Amendment or that may hereafter occur.

                  (b) The parties agree that an amendment to the Company's Articles of Incorporation effecting the foregoing modifications to the terms of the Preferred Stock shall be filed with the Florida Secretary of State as soon as reasonably practicable following the execution of this Amendment.

         2. PLACEMENT AGENT'S COMPENSATION. In addition to the compensation provided for in Section 4(i) of the Purchase Agreement, the Placement Agent shall receive five-year warrants to purchase 100,000 shares of the Company's Common Stock at an exercise price of $6.50 per share.

         3. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Purchase Agreement (including Exhibit A thereto).

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         4. VALIDITY OF PURCHASE AGREEMENT. Except to the extent specifically amended herein, all of the terms of the Purchase Agreement shall remain unmodified.

         5. GOVERNING LAW. This Amendment shall be enforced, governed and construed in all respects in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Florida.

         6. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Amendment as of the date first written above.

                                COMPANY:

                                BIG ENTERTAINMENT, INC.

                                By:_____________________________________________
                                  Mitchell Rubenstein, Chairman of the Board and Chief Executive Officer

                                PURCHASER:

                                AURIC PARTNERS LIMITED

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

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